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                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of August 4, 2000, by and among BOB BINSKY ("Binsky"), A NOVO AMERICAS LLC, a Delaware limited liability company ("Buyer"), and CABLE LINK, INC., an Ohio corporation (the "Corporation").


                                 R E C I T A L S


         As of the date hereof, Binsky owns of record and beneficially 183,570 shares of the common stock of the Corporation, no par value (the "Common Stock"), and options and warrants to purchase an additional 716,680 shares of Common Stock as described in Schedule B to the Employment Agreement, dated as of the date hereof, between Binsky and the Corporation.

         Concurrently herewith, Buyer and the Corporation have entered into an Investment Agreement dated as of the date hereof (the "Investment Agreement"), pursuant to which Buyer is purchasing from the Corporation (the "Purchase") 3,040,666 newly issued shares of Common Stock.

         It is a condition precedent to Buyer's consummation of the transactions contemplated by the Investment Agreement that each of the parties hereto enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and other terms set forth herein, the parties hereby agree as follows:

         1. CONSTRUCTION OF AGREEMENT.

                  1.1 Definitions. When used in this Agreement, the following terms shall have the following meanings:

                  "Binsky Allocation" has the meaning set forth in Section 6.2.

                  "Binsky Convertible Securities" means, as of any date, all options, warrants and convertible securities of the Corporation then owned by Binsky of record or beneficially.

                  "Binsky Matters" with respect to any transaction described in
Section 6 or Section 7, means (i) matters relating to Binsky's unencumbered ownership and right to dispose of the Binsky Shares to be included in the transaction and (ii) affirmations, by way of representations, warranties, covenants or commitments, to the effect that, except as specifically disclosed in writing to the Investor or underwriters in the transaction, Binsky does not have actual knowledge that any representation or warranty made by the Corporation or Buyer in connection with the transaction is



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

untrue in any material respect when made or is untrue in any material respect as of the closing of the transaction.

                  "Binsky Shares" means, as of any date, all shares of Common Stock then owned by Binsky, of record or beneficially, including shares issuable to Binsky upon exercise of then exercisable Binsky Convertible Securities.

                  "Board" means the Board of Directors of the Corporation.

                  "Buyer Shares" means, as of any date, all shares of Common Stock then owned by Buyer of record or beneficially.

                  "Closing Date" means the date hereof.

                  "Closing Price" means, for each Trading Day, the last reported sale price regular way of the Common Stock on the NASDAQ National Market or NASDAQ SmallCap Market, as the case may be, or, if the Common Stock is not quoted on the NASDAQ National Market or NASDAQ SmallCap Market, the closing bid price of the Common Stock in the over-the-counter market as reported by Bloomberg, the National Quotation Bureau or NASDAQ.

                  "Common Stock" has the meaning set forth in the Recitals to this Agreement.

                  "Control (including, with correlative meaning, the terms "Controlled by" and "under common Control with")" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. A Person shall be presumed to have Control of Buyer if it is a general partner, manager, executive officer or director of Buyer or the legal or beneficial owner of a voting interest of 25 percent or more in Buyer.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Investment Agreement" has the meaning set forth in the Recitals to this Agreement.

                  "Investor" means a Person that is not a Related Person.

                  "Market Price" means, as of any day, the average of the Closing Prices over the 10 consecutive Trading Days immediately preceding the day in question.

                  "Material Disposition" has the meaning set forth in
Section 6.1.

                  "Non-Market Transaction" means a negotiated transaction taking place other than through the facilities of a securities exchange or in the over-the-counter market.



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                  "Permitted Transferee" means (i) any of Binsky's parents,
issue, grandchildren, siblings and spouse ("Family Members"), (ii) any trust created for the benefit of one or more Family Members and controlled by Binsky,
(iii) any limited partnership whose limited partners are Family Members and whose sole general partner is Binsky or is owned and controlled exclusively by Binsky, and (iv) Binsky's legal representative (including, without limitation, a guardian, executor, administrator or conservator) upon Binsky's death or incompetency.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof.

                  "Public Transaction" means the sale of securities through the facilities of a securities exchange or in the over-the-counter market.

                  "Purchase" has the meaning set forth in the Recitals to this Agreement.

                  "Related Person" means, with respect to Buyer, an officer or director of Buyer, or a Person who, directly or indirectly through one or more intermediaries, owns, Controls, is owned or Controlled by, or is under common ownership or Control with, Buyer.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shareholder" means any of the shareholders of the Corporation.

                  "Term" has the meaning set forth in Section 2.1.

                  "Trading Day" means any day on which transactions are effected on the New York Stock Exchange, the NASDAQ National Market and the NASDAQ SmallCap Market.

                  "Transfer" as to any security means any sale, exchange, assignment, the creation of any option or right to purchase, security interest or other encumbrance, and any other disposition of any kind, whether voluntary or involuntary, affecting title to, possession of or voting rights in respect of such security, or any interest therein.

                  1.2 Interpretation. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, or Section of, or Schedule or Exhibit to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this


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Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         2. EFFECTIVENESS AND TERM OF AGREEMENT.

                  2.1 Term. The term of this Agreement (the "Term") shall commence as of the date hereof and shall remain in effect until the earliest of
(i) dissolution of the Corporation; (ii) the voluntary agreement of all parties who are then bound by the terms hereof; or (iii) the sale of substantially all of the Corporation's assets; provided, however, that Sections 3, 4, 6, 7 and 8 shall earlier terminate and cease to be binding on the parties at any earlier time when there are fewer than 100,000 Binsky Shares or fewer than 1,000,000 Buyer Shares (such numbers of shares to be adjusted appropriately in each case to reflect changes in the Common Stock by way of combination or division of the Common Stock and/or distributions of securities in respect of the Common Stock).

                  2.2 Effect of Termination. Expiration or termination of the Term or any of the provisions hereof shall not affect or impair any rights or obligations that arise prior to or at the time of such expiration or termination, or which may arise by reason of an event causing such expiration or termination, and all such rights and obligations, including the rights and obligations under any provision of this Agreement which by their terms are to survive expiration or termination, shall also survive. The rights and remedies provided in this Agreement shall be cumulative and not exclusive and shall be in addition to any other remedies which either Buyer or Binsky may have under this Agreement or otherwise.

         3. RESTRICTIONS ON TRANSFER OF SHARES. Binsky shall not Transfer any of the Binsky Shares or Binsky Convertible Securities or any interest therein, or cause the same to be subject, directly or indirectly, to Transfer by operation of law or agreement, except (a) to a Permitted Transferee, provided that such Permitted Transferee shall have complied with the provisions of Section 10.3 relating to assignment of Binsky's rights hereunder to a Permitted Transferee (in which case all references hereunder to Binsky shall include such Permitted Transferee so long as such Permitted Transferee holds Binsky Shares), or (b) as otherwise expressly permitted by this Agreement. Any purported Transfer in any other manner shall be void, and shall not be recognized or given effect by the Corporation.

         4. TRANSFER RESTRICTIONS.

                  4.1 Buyer's Rights of First Refusal. If at any time on or after October 1, 2000 (a) Binsky desires to Transfer all or any of the Binsky Shares otherwise than as required or permitted by Section 3, 4.3, 4.4, 6 or 7 (subject to section 10.3) and (b) he may then legally do so in compliance with applicable securities laws and not in violation of his obligations under any other agreement by which he is bound, he shall first submit a written offer (the "Offer") to sell such shares (the "Offered Shares") to Buyer at the Market Price. The Offer shall state the manner in which



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Binsky proposes to Transfer the Offered Shares and, if such Transfer is to be made in a Non-Market Transaction, the identity of the proposed Transferee and the proposed terms of the Transfer.

                  4.2 Acceptance by Buyer. Buyer may elect to accept the Offer as to any or all of the Offered Shares by giving Binsky written notice of such election within 10 Trading Days after the date it receives the Offer ("Offer Date"). Upon the giving of such notice by Buyer, Binsky and Buyer shall be firmly bound to effect the sale and purchase of Offered Shares to the extent specified in such notice, and Binsky shall sell, and Buyer shall purchase, such Offered Shares at the Market Price in accordance with Section 4.5.

                  4.3 Sale to Third Party. If Buyer does not elect to purchase all of the Offered Shares, the Offered Shares which Buyer does not elect to purchase may be Transferred by Binsky in the manner specified in the Offer at any time within 60 days after the Offer Date; provided, that no such sale in a Non-Market Transaction shall be effected other than to the Transferee identified in the Offer or, if the Offer is made at a time when Binsky is an executive officer, director or affiliate of the Corporation, prior to the time such Transferee shall have executed and delivered to the Corporation an appropriate joinder agreement, in form approved by the Corporation and Buyer (neither of which shall unreasonably withhold, delay or condition its approval), whereby such Transferee shall have adopted and agreed to be bound by the provisions of this Agreement with respect to the Offered Shares acquired by such Transferee in the same manner as Binsky was bound hereunder with respect to such Offered Shares (in which case all references hereunder to Binsky shall include such Transferee so long as such Transferee holds Binsky Shares).






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                  4.4 Quarterly Transfers of Up to 20,000 Binsky Shares.
Notwithstanding any of the preceding provisions in this Section 4 to the contrary, if Binsky (a) desires to Transfer not more than 20,000 Binsky Shares in Public Transactions to be effected during any period of 90 consecutive days commencing on or after October 1, 2000 (a "Market Quarter") and (b) may then legally do so in compliance with applicable securities laws and not in violation of his obligations under any other agreement by which he is bound, he may submit to Buyer written notice (the "Quarterly Notice") (i) stating his intention to effect such transactions during such Market Quarter pursuant to this Section 4.4 (the day on which the Quarterly Notice is given to be treated for all purposes as the first day of such Market Quarter) and (ii) specifying the number of Binsky Shares (the "Quarterly Offered Shares") he proposes to Transfer in such transactions during such Market Quarter. The Quarterly Notice shall constitute an irrevocable offer by Binsky to sell the Quarterly Offered Shares to Buyer at the Market Price. Buyer may, by giving written notice to Binsky at any time within five Trading Days after its receipt of the Quarterly Notice, elect to purchase all or any of the Quarterly Offered Shares. Upon the giving of such notice by Buyer, Binsky and Buyer shall be firmly bound to effect the sale and purchase of the Quarterly Offered Shares to the extent specified in such notice, and Binsky shall sell, and Buyer shall purchase, such Quarterly Offered Shares at the Market Price in accordance with Section 4.5. If Buyer does not elect to purchase all of the Quarterly Offered Shares by giving notice to Binsky within such five-day period, Binsky may, in one or more Public Transactions at any time during the remainder of such Market Quarter, Transfer all or any of the Quarterly Offered Shares which Buyer has not elected to purchase and shall, within 10 days after the end of such Market Quarter, notify Buyer of the number of shares so Transferred during such Market Quarter. Binsky may submit Quarterly Notices with respect to successive Market Quarters, but he may not submit more than one Quarterly Notice within a Market Quarter.

                  4.5 Closing of Sales to Buyer.(a) Unless otherwise agreed to by Binsky and Buyer, the closing of any sale to Buyer of Offered Shares as provided for in Section 4.3 or Quarterly Offered Shares as provided for in
Section 4.4 shall be held at the principal office of the Corporation at 10:00 a.m. on the first Trading Day that is more than five Trading Days after the giving of Buyer's notice to purchase Offered Shares or Quarterly Offered Shares in accordance with Section 4.2 or Section 4.4.

                  (b) At such closing, Binsky shall deliver to Buyer the Binsky Shares to be sold to Buyer, free and clear of all security interests and other rights of third parties, evidenced by certificate(s) representing such shares duly endorsed and in proper form for transfer, or accompanied by stock powers sufficient to effect transfer, and accompanied by evidence of payment of all applicable transfer taxes, and Buyer shall pay for such shares by delivery to Buyer of a bank cashier's check or, at Binsky's option, immediately available funds delivered to an account designated by Binsky by notice given to Buyer at least two Trading Days prior to such closing.

         5. LEGEND. During the Term, except as herein otherwise provided, all certificates representing outstanding Binsky Shares shall be endorsed with a legend in substantially the following form:



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         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND ALL
         RIGHTS REPRESENTED BY SUCH SHARES, ARE SUBJECT TO, AND RESTRICTED BY, THE TERMS OF A SHAREHOLDERS AGREEMENT AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS DATED AS OF AUGUST 4, 2000, AS THE SAME MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE PROVIDED TO A SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE.

At such time as the provisions of Sections 3, 4, 6 and 7 shall cease to apply to outstanding Binsky Shares, such legend shall no longer be required to be endorsed on certificates representing outstanding Binsky Shares. From and after such time, Binsky shall be entitled to submit certificates for outstanding Binsky Shares bearing such legend to the Corporation for removal of such legend and, without charge to Binsky, to receive in lieu thereof certificates evidencing such shares without such legend.

         6. TAG-ALONG RIGHTS.

                  6.1 Tag-Along Notice. If at any time Buyer desires to Transfer any of the Buyer Shares to an Investor in (a) a Non-Market Transaction for value in excess of $500,000 or (b) a transaction in which Buyer Shares are to be Transferred to underwriters or otherwise for sale pursuant to a registration statement under the Securities Act, Buyer shall not consummate such transaction (a "Material Disposition") unless at least 20 days prior to the consummation of the transaction it shall have given Binsky written notice of its intention to participate in such transaction (the "Tag-Along Notice") setting forth, (i) in the case of a Non-Market Transaction, the identity and address of the Investor, the nature and value of the consideration to be received for each Buyer Share to be Transferred in the transaction, and the other material terms of the transaction, including the number of Buyer Shares that Buyer proposes to Transfer, and (ii) in the case of a Transfer to be effected pursuant to a registration statement under the Securities Act, the terms of such registration, including any applicable underwriting arrangement, the likely effective time of such registration and the number of Buyer Shares to be included in the registration statement. For the avoidance of doubt, the term "a Non-Market Transaction for value in excess of $500,000" shall include any transaction or series of related transactions taking place within a period of 180 consecutive days pursuant to a prearranged plan.

                  6.2 Tag-Along Option. Binsky shall have the right and option to participate in any Material Disposition and may exercise such right by giving Buyer written notice of such exercise within 10 days after the giving of the Tag-Along Notice. If Binsky exercises such right, Buyer and Binsky shall each be entitled to Transfer in the Material Disposition, at the same price and on the same terms, a number of shares of Common Stock (such number, the "Binsky Allocation") equal to the product of (i) the quotient determined by dividing (1) the number of Binsky Shares determined as of the time of the transaction by (2) the aggregate number of Buyer Shares and Binsky Shares determined as of the time of the transaction and (ii) the aggregate number of Buyer Shares and Binsky Shares to be Transferred in the transaction; provided, however, that for purposes of




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determining the number of shares to be included in a registration statement, the time of the transaction shall be deemed to be the time of filing in accordance with the Securities Act of the registration statement with respect to the transaction. Notwithstanding the foregoing, Binsky shall not be entitled to participate in any Material Disposition for which a registration statement is required unless he shall be eligible to do so and shall timely provide to the Corporation and to Buyer and/or any underwriters all information required by them or by the SEC with respect to Binsky or the sale of the Binsky Shares to cause the registration statement to become effective in accordance with the requirements of the SEC and applicable state securities authorities.

                  For example: Buyer desires to Transfer 10,000 Buyer Shares in a Non-Market Transaction at a time when Buyer holds 1,000,000 Buyer Shares and Binsky holds 100,000 Binsky Shares. If Binsky exercises a Tag-Along right, then the Binsky Allocation shall be 909 shares; therefore, Binsky may Transfer up to 909 shares in the Transaction, and Buyer may Transfer the balance of the 10,000 shares to be Transferred. The Binsky Allocation is determined thus:

                     100,000     x 10,000 = 909
                  -------------
                    1,100,000

                  6.3 Consummation of Proposed Transaction. If Binsky does not elect to participate in a proposed Material Disposition by giving notice of exercise in accordance with Section 6.2, Buyer shall be free, at any time within 180 days after the giving of the Tag-Along Notice (or any longer period required to enable any registration statement to become effective or to consummate sales pursuant to such registration statement once declared effective), to consummate such transaction or a similar transaction, without further notice to or consent of Binsky, on terms (including the financial capacity of the buyer or underwriters to the extent relevant to the transaction) not materially more favorable to Buyer than those described in the Tag-Along Notice. If Binsky elects to participate in such transaction by giving notice of exercise in accordance with Section 6.2, Binsky will cooperate in effecting the transaction and, if requested by the Investor or the underwriters, will enter into agreements with the Investor or such underwriters containing terms and conditions relating to the transaction that are the same (subject to appropriate modifications) as the terms and conditions of the agreements entered into by Buyer in connection with the transaction, including representations and warranties limited to Binsky Matters. Without limitation of the foregoing, Binsky shall take all such further actions and execute and deliver all such agreements and instruments as Buyer or the Investor or underwriters may deem necessary, desirable or appropriate to do so, including but not limited to, the prompt delivery to Buyer or the Investor or underwriters of the Binsky Shares to be Transferred, free and clear of all security interests and other rights of third parties, evidenced by certificate(s) representing such shares duly endorsed and in proper form for transfer or accompanied by stock powers sufficient to effect transfer; provided, however, that such actions and agreements shall not impose upon Binsky any liability or obligation other than with respect to Binsky Matters.




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         7. DRAG-ALONG RIGHTS.

                  7.1 Drag-Along Right.Notwithstanding the provisions of Section 6 and In lieu of affording to Buyer a Tag-Along Notice pursuant thereto, in the event that, at any time after the second anniversary of the Closing Date, Buyer determines to effect the disposition to an Investor in a Non-Market Transaction of more than 50% of the Buyer Shares for value not less than the Market Price as of the date Buyer becomes contractually bound (subject to customary conditions) to consummate such disposition, Buyer may by written notice to Binsky given at least 30 days prior to the consummation of such disposition (the "Drag-Along Notice") require Binsky to participate in such disposition with respect to the Binsky Allocation for the same consideration per share and otherwise on the same terms and conditions as apply to Buyer in such disposition. Following the giving of the Drag-Along Notice, Buyer shall keep Binsky promptly, regularly and fully informed as to the terms and progress of such disposition, shall provide him with copies of all documents and instruments to be executed and delivered by Buyer in connection therewith and, in particular, shall give Binsky reasonable advance notice of the time and place fixed for the consummation of such disposition.

                  7.2 Consummation of Transaction. Binsky will cooperate in effecting the disposition and, if requested by the Investor will enter into agreements with the Investor containing terms and conditions relating to the disposition that are the same (subject to appropriate modifications) as the terms and conditions of the agreements entered into by Buyer in connection with the disposition and representations and warranties limited to Binsky Matters. Without limitation of the foregoing, Binsky shall take all such further actions and execute and deliver all such agreements and instruments as Buyer or the Investor may deem necessary, desirable or appropriate to do so, including but not limited to, the conversion or exercise of Binsky Convertible Securities to the extent required in connection with the disposition and the prompt delivery to Buyer or Investor of the Binsky Shares to be Transferred, free and clear of all security interests and other rights of third parties, evidenced by certificate(s) representing such shares duly endorsed and in proper form for transfer or accompanied by stock powers sufficient to effect transfer; provided, however, that such actions and agreements shall not impose upon Binsky any liability or obligation other than with respect to Binsky Matters..

                  7.3 Limitations on Binsky Obligation. Nothing in the foregoing provisions of this Section 7 shall be construed to require Binsky to Transfer Binsky Shares (a) in circumstances which in the written opinion of Binsky's counsel would constitute a violation of law or (b) in circumstances which would subject Binsky to liability under Section 16(b) of the Exchange Act except to the extent Binsky shall be fully indemnified by Buyer or the Investor against such liability.




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         8. VOTING AGREEMENTS.

                  8.1 Voting of Binsky Shares. Binsky agrees, upon any request by Buyer and in accordance with such request and consistent with action to be taken by Buyer with respect to Buyer Shares, to cause all Binsky Shares (a) to be present and represented at, or absent from, any regular or special meeting of Shareholders, (b) to be voted or not voted at any such meeting in favor of or against any proposal submitted to a vote of Shareholders, and (c) to be voted or not voted by written consent in favor of any action of Shareholders to be effected by written consent.

                  8.2 Power of Attorney. Binsky hereby irrevocably appoints Buyer, until the termination of this Agreement, as his attorney and proxy, with full power of substitution, to vote in such manner as Buyer or its substitute shall, in its sole discretion, deem proper and otherwise act (by written consent or otherwise) with respect to the Binsky Shares which Binsky is entitled to vote at any meeting of Shareholders (whether annual or special and whether or not an adjourned or postponed meeting) or in respect of any consent in lieu of any such meeting or otherwise. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Buyer. Binsky hereby revokes all other proxies and powers of attorney with respect to the Binsky Shares which he may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by Binsky with respect thereto.

                  8.3 Indemnification by Buyer. Buyer agrees to defend, indemnify and hold harmless Binsky from and against any and all liabilities, losses, damages, claims, costs, expenses, judgments, interest and penalties (including, without limitation, attorneys' fees and disbursements) (collectively, "Losses") incurred as a result of, arising out of or resulting from the performance by Binsky of his voting obligations under Sections 8.1 and
8.2. Binsky shall give prompt written notice to Buyer of any facts which might give rise to a claim by him under this Section 8.3, stating the nature and basis of the claim; provided, however, that failure to give such notice will not affect Buyer's obligation to provide indemnification in accordance with this
Section 8.3 unless, and only to the extent that, Buyer is actually prejudiced by the failure to give timely notice. In the event that any action, suit or proceeding is brought against Binsky with respect to which Buyer may have liability for indemnification under this Section 8.3, Buyer, upon its written acknowledgment that such action, suit or proceeding is an indemnifiable Loss within the meaning of this Section 8.3, shall have the right, at its cost and expense, to defend such action in the name and on behalf of Binsky, and, in connection with any such action, Buyer and Binsky agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action, provided, however, that Binsky shall have the right to retain his own counsel, whose fees and expenses shall be paid by Buyer, if Binsky's representation by counsel retained by Buyer would, in the opinion of counsel retained by Buyer, be inappropriate because of actual or potential differing interests between Buyer and Binsky. If Buyer shall fail to defend such action, suit or proceeding, then Binsky shall have the right, but not the obligation, to defend such action without prejudice to his rights to indemnification under this Section 8.3 and, in connection therewith, Buyer and Binsky agree to render to each other such assistance as may reasonably be required in order to ensure proper and adequate defense of such action. Binsky shall not make any settlement of any claim which might



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give rise to liability of Buyer under this Section 8.3 without Buyer's written consent, Buyer agreeing hereby that it shall not unreasonably withhold, delay or condition such consent.

                  8.4 Election of Binsky as Director. Buyer shall use its best efforts to cause Binsky to be included in management's slate of nominees for election as a director of the Corporation and shall vote all Buyer Shares in favor of his election and continuation as a director of the Corporation, for so long as Binsky shall be employed by the Corporation and shall own Binsky Shares representing at least 5% of the fully-diluted equity capitalization of the Corporation.

         9. BUYER'S COVENANTS. Buyer covenants and agrees for the benefit of Binsky (so long as Binsky Shares represent at least 1% of the fully-diluted equity capitalization of the Corporation) and the Corporation, as follows:

                  (a) during the period of five years commencing on the Closing Date, neither Buyer nor any Related Person shall, directly or through any Person controlled by Buyer or such Related Person, make any investment in equity or indebtedness of a Person, other than the Corporation or a Person controlled by the Corporation, that is principally engaged in the business of providing repair services for cable television and direct broadcasting satellite equipment within the United States, Canada and/or Mexico or in buying and/or selling new and used equipment to the cable television industry in the United States, Canada and/or Mexico; provided, however, that nothing in this provision shall be construed to prohibit the direct or indirect acquisition or ownership by Buyer or any Related Person of securities representing in the aggregate not more than 1% of the outstanding equity ownership or indebtedness of any Person; and

                  (b) during the period of two years commencing on the Closing Date, neither Buyer nor any Related Person shall engage in a "Rule 13e-3 Transaction" (as defined in Rule 13e-3 promulgated under the Exchange Act) with respect to the Corporation in which the implicit price paid per share of Common Stock is less than $10 per share (as appropriately adjusted to reflect changes by way of combination or division of the Common Stock and/or distributions of securities in respect of the Common Stock).

         10. MISCELLANEOUS.

                  10.1 Entire Agreement. This Agreement supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof, and this Agreement sets forth the entire agreement among the parties with respect to the subject matter hereof.

                  10.2 Amendment. This Agreement may not be modified, amended or terminated, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of each party or, in the case of any such waiver, by the party or parties entitled to the benefit of the provision to be waived.


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



                  10.3 Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise transferable by any party, voluntarily or by operation of law, without the prior written consent of the other parties hereto, and any assignment or transfer without such consent shall be null and void; provided, however, that the provisions hereof applicable to Binsky (including the provisions of Sections 3 and 8) shall be binding upon and inure to the benefit of (i) any Permitted Transferee to whom Binsky Shares are Transferred as permitted by clause (a) of Section 3, upon receipt by the Corporation and Buyer of evidence satisfactory to them in good faith that such Transfer complies with Section 3 and (ii) any Transferee of Binsky Shares in a Non-Market Transaction permitted by Section 4.3 which is conditioned upon the Transferee's execution and delivery of a joinder agreement as provided in
Section 4.3, upon receipt by the Corporation and Buyer of evidence satisfactory to them in good faith that such Transfer complies with Section 4.3.

                  10.4 Further Assurances. Each party shall, at any time and from time to time after the date hereof, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to procure for any party, and its successors and permitted assigns, its rights as set forth herein.

                  10.5 Severability. If any provision of this Agreement is held to be invalid, unlawful or incapable of being enforced by reason of rule of law or public policy, all other conditions and provisions of this Agreement which can be given effect without such invalid, unlawful or unenforceable provisions shall, nevertheless, remain in full force and effect.

                  10.6 Notices. All notices, consents, instructions and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given and received when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) delivered to the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

         If to Binsky:

         Bob Binsky
         20185 East Country Club Drive
         Apt. 206
         North Miami Beach, Florida 33180


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

with a copy to:

Kenneth J. Warren
5920 Cromdale Dr. Ste. 1
Dublin, Ohio 43017
Telecopier: 614-766-1974

If to Buyer:

A Novo Americas LLC
20 Terrasse Page
Ile Bizard, Quebec
Canada
Attn: Manager
Telecopier No.: (514) 626-2891

With a copy to:

Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036
Attn: Russell Berman
Telecopier No.: (212) 479-6275

If to the Corporation

Cable Link, Inc.
280 Cozzins Street
Columbus, Ohio 43215
Attn: Chief Executive Officer
Telecopier No.: (614) 222-0581

With a copy to:

Kronish Lieb Weiner & Hellman LLP
1114 Avenue of the Americas
New York, New York 10036
Attn: Russell Berman
Telecopier No.: (212) 479-6275

                  10.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF





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

DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

                  10.8 Equitable Relief. Since the parties hereto may sustain irreparable harm in the event there is a breach of the covenants provided in this Agreement, in addition to any other rights or remedies which any party hereto may have under this Agreement or otherwise, each party to this Agreement shall be entitled to obtain specific performance or injunctive relief against the breaching or defaulting party hereto pursuant to arbitration in accordance with Section 10.9 or from any court of competent jurisdiction for the purposes of restraining such breaching or defaulting party from any actual or threatened breach of such covenants or to compel such breaching or defaulting party to perform such covenants, without the necessity of proving irreparable injury or the inadequacy of remedies at law or posting bond or other security.

                  10.9 Arbitration. (a) Any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity of this Agreement, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 10.9, shall be determined exclusively by binding arbitration in the City of Wilmington, Delaware. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (i) is on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels and (ii) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Delaware and/or in the Borough of Manhattan in The City of New York concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA.

                  (b) No provision of, nor the exercise of any rights under, this Section 10.9 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Delaware (which shall have exclusive jurisdiction for purposes of this Section 10.9) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this
Section 10.9 in the same manner as provided for the giving of notice under this Agreement.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of Delaware for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) The arbitrator shall have the power to award recovery of all costs (including attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Agreement.

                  10.10 Conflicting Agreements. Binsky represents and warrants to Buyer that Binsky has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and he covenants and agrees that shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

                  10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

                  10.12 Waiver. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

                            [Signature Page Follows]



                                       15
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                  IN WITNESS WHEREOF, the parties have executed this
Shareholders Agreement as of the date first written above.


                                         /s/ Bob Binsky
                                         -------------------------------------
                                         BOB BINSKY


                                         A NOVO AMERICAS LLC


                                         By: /s/ Louis Brunel
                                            ----------------------------------
                                             Louis Brunel, Manager


                                         CABLE LINK, INC.


                                         By: /s/ Bob Binsky
                                            ----------------------------------
                                             Bob Binsky, Chairman of the Board


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